Exhibit 10.25

AVALONBAY COMMUNITIES, INC.

Secretary’s Certificate

Amendment to
The AvalonBay Communities, Inc.
1994 Stock Incentive Plan
As Amended and Restated on December 8, 2004

On September 19, 2007, at a duly called and held meeting of the Board of Directors of AvalonBay Communities, Inc. (the “Company”) the Board adopted the following amendment to the AvalonBay Communities, Inc. 1994 Stock Incentive Plan, as amended and restated on December 8, 2004, and further amended through December 6, 2006 (the “Plan”):

Paragraph 6(b)(i) of the Plan is amended to read as follows to give effect to an increase in the value of the number of shares granted to each Non-Employee Director annually (from $100,000 to $125,000):

“Each Non-Employee Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 2008 Annual Meting of Stockholders, shall automatically be granted on such day a number of shares of Restricted Stock equal to $125,000 based upon the closing price of shares of the Company’s Common Stock as reported by the New York Stock Exchange on such date (such number to be rounded to the nearest whole number). Except as otherwise provided in the award agreement, such shares of Restricted Stock shall vest twenty percent (20%) on the date of issuance and twenty percent (20%) on each of the first four anniversaries of the date of issuance.”

IN WITNESS WHEREOF, the undersigned has signed this certificate as of September 25, 2007.

AVALONBAY COMMUNITIES, INC.

/s/ Edward M. Schulman
Name: Edward M. Schulman
Title: Secretary